UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: September 24, 2009


                             SUN RIVER ENERGY, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


              Colorado                                   0-29670                                84-1491159
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)


                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (303)-422-8127
                                 --------------
               Registrant's telephone number, including area code

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President

On September 23, 2009, Mr. Redgie Green, the Chief Executive Officer, President and Director of Sun River Energy, Inc. ("the Company") resigned his position as the President of the Company. Mr. Green will remain as the Chief Executive Officer and Director of the Company.

Appointment of President

On September 23, 2009, Mr. Jay Leaver was appointed the President of Sun River Energy, Inc. Prior to his appointment as the President of the Company, Mr. Leaver has served as a consultant to the Company and sits on the Advisory Board to the Board of Directors of the Company.

As part of Mr. Leaver's appointment as the President of the Company, he has entered into a Consultant Engagement Agreement ("Engagement Agreement"), effective October 1, 2009. As part of the Engagement Agreement, Mr. Leaver's services as President are engaged on a consultant basis, rather than an employment basis. In return for his services in the development and operations of the Company's oil and gas exploration projects, Mr. Leaver will receive a cash fee of $6,000 per month. As part of the signing of the Engagement Agreement, Mr. Leaver is to be issued 10,000 shares of the Company's restricted common stock upon the signing of the Contract and each quarter thereafter, Mr. Leaver is to receive 10,000 shares of restricted common stock, contingent upon the continuation of the Engagement Agreement for a term of at least 6 months. Prior to the signing on the Engagement Agreement, in July 2009, Mr. Leaver had been issued 35,000 shares of the Company's restricted common stock under a then existing Corporate Advisor Agreement. The Corporate Advisor Agreement has been superseded by the Engagement Agreement.

The Engagement Agreement has a term of 6 months and if not terminated at that time by either the Company or Mr. Leaver, shall renew annually until termination by either party. Mr. Leaver received his B.S. degree in Geological Engineering from the Colorado School of Mines in 1986. While working as a geologist for a small exploration company, Mr. Leaver helped develop projects in the Sedgewick, Powder River, Sacramento, Illinois, Appalachian, and Anadarko basins. His work included mapping, economic analyses and geophysical modeling. He later worked for a small mining company, where he was responsible for maintaining drillhole databases and assisting in the development of geological models for precious metal deposits. He currently works for Thomasson Partners Associates, Inc. of Denver, Colorado on prospect development in the Rocky Mountain Region, and in the Appalachian, Michigan, and Illinois Basins. In early 2008, Mr. Leaver was promoted to Executive Vice President responsible for managing the flow of projects through the TPA pipeline. Mr. Leaver is a member of the American
Association of Petroleum Geologists and the Society of Exploration Geophysicists. He is currently Secretary of the local AAPG Section, the Rocky Mountain Association of Geologists.

                            SECTION 7 - REGULATION FD

ITEM 7.01  REGULATION FD DISCLOSURE.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On September 24, 2009, the Company issued a press release. The text of the press release is attached herewith as Exhibit 99.1.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (c) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.       Description
     -----------       -----------

     10.1 Consultant Engagement Agreement, dated September 23, 2009, by and between the Company and

     99.1      Press Release, dated September 24, 2009*

--------------------
*Filed herewith

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                     SUN RIVER ENERGY, INC.


                                     By: /s/Redgie Green
                                     -------------------
                                            Redgie Green, CEO


     Date:  September 24, 2009